Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[ ]  Definitive proxy statement
[x]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      OREGON TRAIL FINANCIAL CORP.
                      ----------------------------
         (Name of Registrant as Specified in Its Charter)

                      OREGON TRAIL FINANCIAL CORP.
                      ----------------------------
              (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
       N/A
------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:
       N/A
------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       N/A
------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
       N/A
------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)  Amount previously paid:
       N/A
------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:
       N/A
------------------------------------------------------------------------------
(3)  Filing party:
       N/A
------------------------------------------------------------------------------
(4)  Date filed:
       N/A
------------------------------------------------------------------------------

                        OREGON TRAIL FINANCIAL CORP.

                           FOR IMMEDIATE RELEASE
                           ---------------------

         STILWELL SUIT AGAINST OREGON TRAIL DIRECTOR ROUSE DISMISSED

Baker City, OR, September 12, 2001 / Oregon Trail Financial Corp. (Nasdaq:OTFC), the holding company for Pioneer Bank, announced today that State Circuit Court Judge Janice R. Wilson has granted the Motion for Summary Judgment filed by Charles H. Rouse, an Oregon Trail Financial Director sued by the Stilwell Group (State ex rel. Stilwell Associates, L.P. vs. Charles Henry Rouse; Circuit Court of the State of Oregon for Multnomah County, Case No. 01-02-01777). Stilwell Associates had alleged that Mr. Rouse was holding office illegally because he violated the Company's residency requirement for directors. The Judge granted the motion after hearing oral argument from lawyers for both parties, and specifically found that there is "no evidence" to support the case.

     Mr. Rouse said: "I am pleased that the Court recognizes that I did nothing wrong. I only hope our shareholders will see what's really going on here."

     Stephen Whittemore, Chairman of the Board of Oregon Trail stated: "This is the first of two meritless cases filed by the Stilwell Group trying to remove directors of our Company. What is particularly outrageous is the Stilwell Group's abuse of our Courts in filing unfounded claims for wrong doing, causing the Company to incur tens of thousands of dollars in legal costs, and then complaining to shareholders that our earnings are too low. On top of that, the Stilwell Group is soliciting proxies for its candidate based in part on these same false and misleading allegations."

CONTACT:  Berniel L. Maughan, President and CEO, Oregon Trail Financial Corp.,
(541) 523-6327.